Stock Pledge Agreement

This Stock Pledge Agreement (the "***Pledge Agreement***") is made and entered into as of February 2, 2009 between High Water Capital Management, LLC, a Texas limited liability company (the "***Company***"), and Clint Mytych (the "***Pledgor***"). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Secured Full Recourse Promissory Note of even date herewith delivered by Pledgor to the Company (the "***Note***").

R E C I T A L S

A. Pledgor, a Co-Maker (Borrower) under a certain Secured Full Recourse Promissory Note of even date is the registered owner of 12,500,000 shares of the Common Stock of the other Co-Maker (Eternal Image, Inc.) under aforesaid promissory note (the "***Shares***").

B. Pledgor has agreed that repayment of the Note will be secured by the pledge of the Shares pursuant to this Pledge Agreement.

NOW, THEREFORE, the parties agree as follows:

1. ***Creation of Security Interest.*** Pursuant to the provisions of the New Jersey Commercial Code, Pledgor hereby grants to the Company, and the Company hereby accepts, a first and present security interest in (i) the Shares, (ii) all Dividends (as defined in Section 5 hereof), and (iii) all Additional Securities (as defined in Section 6 hereof) to secure payment of the Note and performance of all Pledgor's obligations under this Pledge Agreement. Pledgor herewith delivers to the Company Common Stock certificate(s) No(s). XXXXXXXXX, representing all the Shares, together with one stock power for each certificate, duly executed (with the date and number of shares left blank) by Pledgor. For purposes of this Pledge Agreement, the Shares, all Dividends and all Additional Securities will hereinafter be collectively referred to as the "***Collateral***. Pledgor agrees that the Collateral will be deposited with and held by the Escrow Holder (Thomas E. Boccieri, Esq.) and that, notwithstanding anything to the contrary, for purposes of carrying out the provisions of this Pledge Agreement, Escrow Holder will act solely for the Company as its agent.

2. ***Representations and Warranties and Covenants Regarding Collateral.*** Pledgor hereby represents and warrants to the Company that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Company the security interest in the Collateral granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Note have been paid in full, and all of Purchaser's obligations under this Pledge Agreement have been performed, Purchaser will not, without the Company's prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral or (iii) suffer or permit to continue upon any of the Collateral during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

3. *Rights on Default.* Upon an occurrence of an Event of Default under the Note, the Company will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Company, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Note or under this Pledge Agreement. In addition, at its sole option, the Company may elect to retain all the Collateral in full satisfaction of Pledgor's obligation under the Note, in accordance with the provisions and procedures set forth in the New Jersey Uniform Commercial Code. Pledgor agrees at the Company's request, to cooperate with the Company in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which the Company shall reasonably request to permit disposition of the Collateral.

4. *Additional Remedies.* The rights and remedies granted to the Company herein upon an Event of Default will be in addition to all the rights, powers and remedies of the Company under the New Jersey Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Company with respect to all of the Collateral. Pledgor agrees that the Company's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees (including fees for legal opinions) and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Company will be cumulative and not alternative. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

5. *Dividends; Voting.* All dividends hereinafter declared on or payable with respect to any Collateral during the term of this Pledge Agreement (excluding only ordinary cash dividends, which will be payable to Pledgor so long as no Event of Default has occurred under the Note) (the "***Dividends***") will be immediately delivered to the Company to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the Shares and no Event of Default has occurred under the Note, Pledgor will be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

6. *Adjustments.*

(a) The Collateral, as described above, is "anti-dilutable". Accordingly, in the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issuable to the Pledgor on a pro rata in respect of the Collateral, the Collateral will be immediately increased on a pro rata basis. All new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities are herein referred to as the "***Additional Securities***. Any Additional Shares will be, immediately surrendered to the Company and pledged to the Company by the Pledgor to be held under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder.

(b) In the event that the closing trading price of the Shares is, for three (3) consecutive business days,at or below $0.0125 per share during the term of the Note, as extended, the Pledgor will immediately surrender and pledge to the Company an additional 12,500,000 shares of the Common Stock of the other Co-Maker (Eternal Image, Inc.) ("**Adjustment Shares**") under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder

7. *Redelivery of Collateral; No Release for Partial Payment.*

(a) Until all obligations of Pledgor under the Note and under this Pledge Agreement have been satisfied in full, all Collateral will continue to be held in pledge under this Pledge Agreement.

(b) Upon performance of all Pledgor's obligations under the Note and this Pledge Agreement, and subject to the terms and conditions of the Purchase Agreement, the Company will immediately redeliver the Collateral to Pledgor and this Pledge Agreement will terminate.

8. *Further Assurances.* Pledgor shall, at the Company's request, execute and deliver such further documents and take such further actions as the Company shall reasonably request to perfect and maintain the Company's security interest in the Collateral, or in any part thereof.

9. *Arbitration.* The Company and the Pledgor agree that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this agreement, shall be settled by arbitration to be held in the New York Metropolitan area including Hudson County, New Jersey, in accordance with dispute resolution rules then in effect with the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Pledgor shall each pay one-half of the costs and expenses of such arbitration and each shall separately pay its respective counsel fees and expenses.

This arbitration clause constitutes a waiver of the Company and the Pledgor's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the pledgor/pledgee relationship.

10. *Successors and Assigns*. This Pledge Agreement will inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

11. *Governing Law; Severability*. This Pledge Agreement will be governed by and construed in accordance with the internal laws of the State of New Jersey, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Pledge Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

12. *Modification; Entire Agreement*. This Pledge Agreement will not be amended without the written consent of both parties hereto. This Pledge Agreement, together with the Note and any the UCC-1 financing statements filed by the Company, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

Company

By: ______________________________

Sanford Whitehouse, Sr. Managing Partner

Pledgor

____

Clint Mytych